Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Independent Public Accountants" and to the use of our report dated March 16, 1999 (except Note 16, as to which the date is November 12, 1999), in the attached Registration Statement and the related Prospectus of Stericycle, Inc. for the registration of $125,000,000 of its 12 3/8% Series B Senior Subordinated Notes due 2009.


                                                     /s/  Ernst & Young LLP


Chicago, Illinois
November 29, 1999